Exhibit 10.7.8


THIS UNSECURED PROMISSORY NOTE ("THE NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.

                            UNSECURED PROMISSORY NOTE

    $50,000.00                                                 May 23, 2006

     FOR VALUE RECEIVED, Tradestar Services, Inc., a Nevada corporation having an address of 3451 Candelaria, NE, Suite A, Albuquerque, New Mexico 87107 (the "Corporation"), hereby promises to pay to the order of SEP FBO Frederick A. Huttner Pershing LLC as Custodian, having an address of Sanders Morris Harris, 600 Travis, Suite 3100, Houston, Texas 77002, Attn: Don Weir ("Holder"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000.00) (the "Principal Amount") together with interest thereon in cash or currency of the United States of America on the following basis: (i) the Corporation will pay the interest earned on the Principal Amount monthly commencing July 1, 2006, and on the first day of each succeeding month thereafter and (ii) notwithstanding the prior clauses, the Corporation will pay the entire Principal Amount and interest accrued thereon no later than 12 months from the issuance date of this Note (the earlier of such date of subclause (i) and (ii) is the "Maturity Date").

     1. Interest and Principal Payments. The unpaid principal amount of this Note shall bear interest from the date hereof at a fixed rate per annum prior to the date this Note is paid in full equal to the lesser of (x) the maximum rate permitted by applicable law, or (y) 10% per annum. At the election of the Corporation, unpaid principal and any accrued interest thereon may be paid by the Corporation to Holder at any time prior to the Maturity Date, in whole or in part, without penalty or premium. Interest will be computed on the outstanding daily principal balance for the actual number of days that such amount is outstanding hereunder based on a 365-day year.

     2. Mergers and Sales of Assets by the Corporation. The Corporation may not consolidate or merge with or into any other entity ("Person") or directly, or indirectly, convey, transfer, sell, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the Corporation may not permit any Person to consolidate or merge with or into the Corporation or convey transfer, sell, lease or otherwise dispose of such Person's properties and assets substantially as an entirety to the Corporation, unless:

          (a) Assumption of Obligation under this Note. The Holder of the Note shall consent in writing (which consent cannot be unreasonable withheld) and the Person formed by such consolidation or into or with which the Corporation is merged or the Person to which the properties and assets of the Corporation are so conveyed, transferred, sold, leased or otherwise disposed of is a corporation, limited liability corporation, partnership or trust organized and existing under the laws of the United States, any state

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     thereof or the District of Columbia and has  expressly  assumed the due and punctual payment of the principal of, premium, if any, and interest on this Note and the performance of the other covenants of the Corporation under this Note;

          (b) No Event of Default. Immediately after giving effect to such transaction, no Event of Default, as defined below, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

          (c) Compliance Certificate or Opinion. The Corporation has provided to the Holder an officer's certificate or an opinion of counsel stating that the Corporation is in compliance with (a) and (b) above.

     3. Representations and Warranties. The Corporation represents and warrants to Holder that:

          (a) Organization, Qualification, Standing. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its properties and to carry on its businesses as the same are now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of its businesses makes such qualification necessary.

          (b) Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or any arbitrator now pending or, to the Corporation's knowledge, threatened, against, or affecting the Corporation, or any of its properties or rights, which, if adversely determined, might, either in any case or in the aggregate result in a material adverse change, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the Corporation's balance sheet.

          (c) Due Authorization and Compliance with Other Instruments. This Note has been duly and validly authorized by all requisite corporate proceeding and constitutes a valid and legally binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of equitable remedies are subject to the discretion of courts before which any proceeding therefor may be brought.

          (d) Tax Returns and Payments. The Corporation has filed all required information and tax returns and reports and has paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges that are material in amount imposed upon it or upon any of its assets, income or franchises, other than any such charges which are currently payable without penalty or interest.

     4. Holder Representations.

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          (a)  Investment  Purposes.  The  Holder  is  acquiring  the  Note  for investment purposes and not with a view to the resale or distribution of all or any part thereof. The Holder acknowledges that the Note has not been registered under the Securities Act, or the securities or "blue sky" laws of any state or other domestic or foreign jurisdiction, and that none of such securities may be sold, transferred or otherwise disposed of except pursuant to an effective registration statement thereunder or an applicable exemption therefrom.

          (b) Accredited Investor. The Holder (i) has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of his or her investment in the Note and has the financial ability to assume the monetary risk associated therewith;
     (ii) is able to bear the complete loss of his or her investment in the Note; (iii) has received such documents and information from the Corporation as such Holder has requested, has had the opportunity to ask questions of and receive answers from the Corporation concerning the terms and conditions of the offering and has had the opportunity to obtain additional information; (iv) is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (v) is not relying upon any statements or instruments made or issued by any person other than the Corporation in making a decision to invest in the Note.

     5. Events of Default.  The following will be "Events of Default" under this
Note:

          (a) failure to pay the principal amount of this Note when and as the same shall become due and payable, either at maturity or by acceleration or otherwise and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure;

          (b) failure to pay any interest on this Note when due when the same becomes due and payable and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure;

          (c) failure to perform any other covenant of the Corporation in this Note, continuing for a period of thirty (30) days after written notice from the Holder of such failure;

          (d) default shall be made if a material breach shall exist in any representation or warranty herein contained, and such default or material breach shall have continued for a period of 30 days after written notice thereof to the Corporation from the Holder; provided, however, that if any such default or material breach shall be such that it cannot be cured or corrected within such 30-day period, such period shall be extended for such additional period of time (not exceeding 30 additional days) as shall be necessary to effect such cure or correction if curative or corrective action is instituted within said 30-day period and thereafter diligently pursued;

          (e) final unsatisfied judgments not covered by insurance aggregating in excess of $250,000, at any one time rendered against the Corporation or any of its subsidiaries and not stayed, bonded or discharged within 30 days, or

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          (f) if the  Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its properties; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; or
     (iv) files any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or is served with a petition for relief under any such statute and such petition is not dismissed within 60 days of filing.

     At any time after a declaration of acceleration has been made but before a judgment or decree based on acceleration, the holder of the Note may rescind and annul such acceleration, if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Note.

     6. Notices. Any notice, demand or other communication required or permitted to be given to the Corporation or the Holder shall be in writing and shall be:

          (a) Hand Delivery. Personally delivered to the Corporation or the Holder or any director or officer of the Corporation or the Holder;

          (b) Delivery by Mail. Except during a period of strike, lock-out or other postal disruption, sent by registered mail, postage prepaid to the address of the Corporation or the Holder as set forth on the first page hereof; or

          (c) Telecopier. Sent by telegraph, telecopier or telex or similar communication tested prior to sending and confirmed by prepaid registered or certified mail to the address of the Corporation or the Holder as set forth on the first page hereof; and, in each case described above, shall be deemed to have been received by the Corporation or the Holder on the earliest of: the date of delivery under subsection (a); the actual date of receipt where mailed under subsection (b); and the day following the date of communication under subsection (c) unless delivered by certified mail, in which case the actual date of receipt shall apply. The Corporation or the Holder may give written notice to the other of a change of address to some other address, in which event any communication shall thereafter be given to the Corporation or the Holder as hereinbefore provided, at the last such changed address of which the Corporation or the Holder communicating has received written notice.

     7. Attorneys' Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon the occurrence of an Event of Default, the Corporation agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees.

     8. Non-Transferable Note. This Note is not transferable in any manner, in whole or in part, without the prior written consent of the Corporation, except by operation of law.

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     9. Waiver. Prior to the transfer of this Note, the Corporation may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and interest hereon, and for all other purposes, and the Corporation shall not be affected by any Notice to the contrary.

Except as expressly provided for herein, the Corporation hereby waives presentment, demand, Notice of demand, Notice of intent to accelerate, notice of acceleration, protest, notice of protest and Notice of dishonor and any other Notice required to be given by law in connection with the delivery, acceptance, performance, default or enforcement.

     10. Savings Clause. In the event for any reason, any payment by or act of the Corporation or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Corporation to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Corporation be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Corporation shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Corporation) shall, without further agreement or notice between or by the Corporation or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Corporation had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section 12 or otherwise, such excess shall be deemed to be an interest- free loan from the Corporation to the Holder, which loan shall be payable immediately upon demand by the Corporation. The provisions of this Section 12 shall control every other provision of this Note.

     11. Recourse. No recourse shall be had for the payment of the principal of or the interest on this Note, against any agent, incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. The preceding sentence shall not be deemed to apply to any person's liability arising out of or related to any conversion of the Corporation's assets or properties, breach of fiduciary duty owed to the Corporation or fraud perpetrated on the Corporation or its stockholders.

     12. Governing Law. This Note and the rights, remedies, powers, covenants, duties and obligations of the parties hereunder will be construed in accordance with and governed by the laws of the state of Texas.

     13. Severability. If any provision of this Note is or becomes invalid, illegal or unenforceable in any respect, that fact will not affect the validity, legality or enforceability of the remaining provisions of this Note or any valid, legal or enforceable parts of the impugned provision.

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     14.  Binding on  Successors.  This Note will inure to the benefit of and be binding upon the Corporation and the Holder and their respective heirs, executors, administrators, successors and permitted assigns.

         15. Amendment and Waiver. This Note may not be amended, waived, discharged or terminated except by a document executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

         16. Entire Agreement. This Note, and the documents referred to herein, set out the entire agreement and understanding of the Corporation and the Holder and supersedes all prior agreements, undertakings and understandings, whether oral or written, relative thereto.

         17. Assumption and Novation. This Note is an assumption and novation of that certain Secured Promissory Note dated as of August 1, 2005, by Tradestar Construction Services, Inc., a New Mexico corporation, in favor of SEP FBO Frederick A. Huttner Pershing LLC as Custodian, in the original principal amount of FIFTY THOUSAND DOLLARS ($50,000.00).

         IN WITNESS WHEREOF, Tradestar Services, Inc. has caused this Note to be signed by its duly authorized officer on the date first above written.


                                  Tradestar Services, Inc.,
                                  a Nevada corporation


                                  By:    /s/ Clarence J. Downs
                                        --------------------------------------
                                  Name: Clarence J. Downs
                                  Title: Chief Executive Officer and President

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